UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 20, 2008
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300 Houston, Texas (Address of principal executive offices)	77057 (Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On February 20, 2008, David B. Robson notified the Nominating and Corporate Governance Committee of Pride’s board of directors that he will retire from the board effective as of the 2008 annual meeting of stockholders and will therefore not stand for re-election as a director. Mr. Robson has been a director of Pride since Pride’s acquisition of Marine Drilling Companies, Inc. in September 2001. Mr. Robson’s retirement was not due to any disagreement with Pride on any matter relating to Pride’s operations, policies or practices.
     (d) On February 21, 2008, upon the recommendation of Pride’s Nominating and Corporate Governance Committee, the board of directors increased the size of the board from eight to nine directors and appointed David A. Hager to fill the newly created directorship.
     David A. Hager was Chief Operating Officer of Kerr-McGee Corporation from July 2005 until his retirement in August 2006, following the merger of Kerr-McGee and Anadarko Petroleum Corporation. Mr. Hager held various other positions at Kerr-McGee, including senior vice president (oil and gas exploration and production) from March 2003 until July 2005, vice president of exploration and production from 2002 until March 2003, vice president of Gulf of Mexico and worldwide deepwater exploration and production from 2001 until 2002, vice president of worldwide deepwater exploration and production from October 2000 until 2001, vice president of international operations from April 2000 until October 2000 and vice president of Gulf of Mexico operations from 1999 until April 2000. Prior thereto, he held various positions with Mobil Oil Corporation and Sun Oil Company. Mr. Hager is also a director of Devon Energy Corporation.
     Upon his appointment, Mr. Hager was granted options to purchase 10,000 shares of common stock at an exercise price of $33.47, the closing trading price of Pride’s common stock on February 21, 2008. Mr. Hager will be compensated for his service on the board of directors under Pride’s standard arrangement described in its proxy statement for the 2007 annual meeting of stockholders.
     There are no arrangements or understandings between Mr. Hager and any other person pursuant to which he was selected as a director. Pride is not aware of any transaction in which Mr. Hager has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ W. Gregory Looser
W. Gregory Looser
Senior Vice President, General Counsel and Secretary

Date: February 26, 2008

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